GROSVENOR CONTINUOUSLY OFFERED CLOSED-END REGISTERED FUNDS

FORM OF DISTRIBUTION AGREEMENT

This Distribution Agreement (the “Agreement”) dated as of             , 2013, shall be entered into by and among the funds listed in Appendix A (each a “Fund” and collectively the “Funds”), each of which is a Delaware limited liability company operating as a closed-end, diversified management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”), and Grosvenor Securities, LLC (the “Distributor”), a Delaware limited liability company operating as a broker-dealer, registered under the Securities and Exchange Act of 1934, as amended, and with the Financial Industry Regulatory Authority, Inc. (“FINRA”).

WITNESSETH

WHEREAS, each Fund desires to issue shares of limited liability company interests (“Shares”) pursuant to each Fund’s registration statement as filed with the Securities and Exchange Commission on Form N-2, as it may be amended from time to time, including the Fund’s prospectus (the “Prospectus”) and the statement of additional information (the “SAI”) and any supplements or amendments thereto or materials incorporated by reference into the Prospectus and SAI (collectively, the “Registration Statement”);

WHEREAS, each Fund is registering Shares under the Securities Act of 1933, as amended (the “Securities Act”), to be offered for sale in a public offering in accordance with the terms and conditions set forth in the Fund’s Registration Statement;

WHEREAS, Grosvenor Capital Management, L.P., an Illinois limited partnership (the “Adviser”), provides management services to the Funds, which pursue their investment objectives by investing in Grosvenor Registered Multi-Strategy Master Fund, LLC, a Delaware limited liability company, which is managed by the Adviser and invests its assets primarily in private investment funds advised by alternative asset managers pursuing an array of hedge fund strategies; and

WHEREAS, each Fund and the Distributor wish to enter into an agreement with each other, under which the Distributor shall act as primary distributor and each Fund’s agent with respect to the sale and distribution of Shares that have been registered as described above and of any additional Shares that may become registered after the date hereof in order to promote the growth of the applicable Fund and facilitate the distribution of its Shares.

NOW THEREFORE, the parties agree as follows:

Section 1 Appointment of the Distributor

1.1.	Subject to the terms and conditions of this Agreement, each Fund hereby appoints the Distributor as its exclusive distributor of Shares in connection with the aforesaid public offering of Shares, and each Fund further agrees from and after the date of this Agreement, that it will not, without the Distributor’s consent, sell or agree to sell any Shares otherwise than through the Distributor, except (a) the Fund may itself sell Shares without sales charges, as an investment, to the officers, trustees or directors and bona fide present and former full-time employees of the Fund and to other investors who are identified in the Prospectus and SAI as having the privilege to buy Shares at the public offering price described in the Prospectus; (b) the Fund may issue Shares in connection with a merger, consolidation or acquisition of assets on such basis as may be authorized or permitted by the 1940 Act and the rules thereunder; and (c) the Fund may issue Shares in connection with the reinvestment of distributions made by the Fund or of any other investment company if permitted by the Prospectus and SAI.

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1.2.	The Distributor accepts such appointment as distributor and agrees to render such services and to assume the obligations herein set forth.

1.3.	The Distributor is not obligated to sell any specific number of Shares and it not permitted to purchase any Shares for its own account.

1.4.	The Distributor may enter into agreements with other broker-dealers and financial institutions (each a “Dealer”) to offer and sell shares to the public upon the terms and conditions set forth therein, which agreements shall not be inconsistent with the terms of this Agreement, as more fully set forth in Section 7.2.

Section 2 Distribution of Shares

2.1	The Distributor shall devote reasonable time and effort to effect sales of Shares, but shall not be obligated to sell any specific number of Shares, to investors whom the Distributor, reasonably believes meet the eligibility requirements set forth in the Registration Statement and to use all reasonable efforts to assist the Fund in closing the sale of Shares by each investor who submits an Investor Purchase Application. Unless otherwise agreed by the parties, the Distributor shall be responsible for reviewing each Investor Purchase Application of the Distributor’s Subscribers (as defined in Section 3.1) to confirm that it has been completed in accordance with the instructions thereto and that each has been completed by or on behalf of an “Eligible Investor” as described in the Registration Statement.

2.2	The Fund, the Adviser and/or any administrator or transfer agent appointed by the Fund (collectively, the “Administrator”), in its or their sole discretion, may reject any Investor Purchase Application that is not completed to its or their satisfaction, and the Fund shall be under no obligation to accept any Investor Purchase Application.

2.3	In offering Shares, the Distributor shall act solely as agent of the Fund not as principal.

2.4	Prior to forwarding an Investor Purchase Application to the Fund and/or the Administrator for acceptance, the Distributor shall use its reasonable efforts to determine that the subscriber for Shares has a legitimate source of funds, that there is no reason to suspect such subscriber of money laundering activities, and that in forwarding the Investor Purchase Application the Distributor is compliant with the program described in Section 6.6.

2.5	For purposes of the offering of Shares, each Fund has furnished to the Distributor copies of the Registration Statement and Investor Purchase Application. Additional copies of such documents will be furnished to the Distributor at no cost to the Distributor in such numbers as may be reasonably requested.

2.6	A Fund may suspend or terminate the offering of any Shares at any time as to specific classes of investors, as to specific jurisdictions or otherwise. A Fund will promptly advise the Distributor of the determination to cease offering Shares or to recommence offering Shares. Upon notice to the Distributor of the terms of such suspension or termination, the Distributor shall suspend solicitation of investor applications for Shares in accordance with such terms until the Fund notifies the Distributor that such solicitation may be resumed.

2.7	The Fund will furnish the Distributor with such documents as it may reasonably require, from time to time, for the purpose of enabling it to offer and sell Shares as contemplated by this Agreement, or in order to evidence the accuracy of any of the representations and warranties, or the fulfillment of any of the conditions contained in this Agreement. All proceedings taken by the Fund in connection with the issuance and sale of Shares as contemplated in this Agreement will be satisfactory in form and substance to the Distributor.

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2.8	The Distributor will prepare and deliver such reports as requested by each Fund’s Board of Directors, and otherwise from time to time as requested by the Fund. Such reports shall be in substantially the form requested by the Fund. If requested by the Funds, the Distributor shall send, at its own expense, one or more appropriate representatives to report in person at a meeting of the Funds’ Board of Directors.

2.9	The Distributor will solicit orders for the sale of the Shares at such prices and on the terms and conditions set forth in the Registration Statement.

2.10	Shares of the Fund offered for sale or sold by the Distributor shall be so offered or sold at a price per Share determined in accordance with the Registration Statement.

2.11	The Fund will execute any and all documents and furnish any and all information that may be reasonably necessary in connection with the qualification of its Shares for sale (including the qualification of the Fund as a dealer where necessary or advisable) in such states as the Distributor may reasonably request (it being understood that the Fund shall not be required without its consent to comply with any requirement which in its opinion is unduly burdensome). The Fund will furnish to the Distributor from time to time such information with respect to the Fund and its Shares as the Distributor may reasonably request for use in connection with the sale of Shares of the Fund.

2.12	The Distributor shall issue and deliver or shall arrange for various Dealers to issue and deliver on behalf of the Fund such confirmations of sales made by it pursuant to this Agreement as may be required under any applicable law. At or prior to the time of issuance of Shares, the Distributor will cause to be paid to the Fund by the Distributor’s Subscriber the amount due the Fund for the sale of such Shares. All Shares shall be registered on the transfer books of the Fund.

Section 3 Handling of Orders

3.1	For purposes of this Agreement, purchases of Shares whose investor applications were solicited by the Distributor and accepted by the Fund are referred to herein as the “Distributor’s Subscribers.”

3.2	All properly presented and accepted investor applications for the purchase of Shares shall be executed at the offering price per Share as described in the Registration Statement.

3.3	The procedures relating to soliciting and the handling of investor applications for Shares shall be subject to the terms of the Registration Statement.

3.4	Payments for Shares shall be made as specified in the Registration Statement and Investor Purchase Application.

3.5	The Distributor will not at any time be responsible for performing recordkeeping or accounting services with respect to the Fund, except as may be described herein. The Fund shall promptly inform the Distributor of the Fund’s net assets and net asset value per Share (and/or in certain instances estimated net asset values) as soon as reasonably practicable following their calculation. The Distributor is authorized to communicate such calculations to each of the Distributor’s Subscribers and Dealers. In the event that estimated net asset values are provided in lieu of net asset values, the Distributor shall make appropriate disclosures to the Distributor’s Subscribers and Dealers.

Section 4 Fees and Expenses

4.1	The Distributor shall not receive any fees, sales load or commissions or charges, or other compensation from a Fund or a holder of Shares in its capacity as such for the services the Distributor provides under this Agreement.

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4.2	The parties hereto recognize that the Distributor and/or the Adviser may make payments to Dealers with respect to any expenses incurred in the distribution of Shares from the past profits or other resources of the Distributor and/or the Adviser, including from management fees paid to them by any Fund.

4.3	Each Fund shall bear all costs and expenses of the continuous offering of its Shares, including fees and disbursements of its counsel and auditors, in connection with the preparation and filing of any required Registration Statements under the 1940 Act or the Securities Act, any disclosure documents under the Commodity Exchange Act, as amended (the “CEA”), and all amendments and supplements thereto, and preparing and mailing annual and periodic reports and proxy materials to shareholders (including but not limited to the expense of setting in type any such Registration Statements, annual or periodic reports or proxy materials) (collectively “Offering Documents”).

4.4	The Adviser or the Funds, as applicable, will pay all expenses incident to the performance of the obligations of the Adviser and the Funds hereunder, including:

a.	The printing or reproduction and delivery to the Distributor in quantities as herein stated of copies of the Offering Documents and all amendments or supplements thereto and of any supplemental sales materials;

b.	The filing fees and the fees and disbursements incurred by the Adviser or the Funds relating to the offering, including costs associated with the filing of sales material with FINRA; and

c.	All distribution or related costs incurred by the Distributor.

4.5	Each Fund shall also bear the cost or expense of making notice filings relating to the offer and sale of its Shares, and, if necessary or advisable in connection therewith, of qualifying such Fund as a broker or dealer, in such states of the United States or other jurisdictions as shall be selected by such Fund and the Distributor pursuant to this Agreement, and the cost and expense payable to each such state for continuing notification therein until such Fund decides to discontinue such notification.

Section 5 Repurchase of Fund Shares

5.1	Each Fund will from time to time offer to repurchase Shares from investors pursuant to written tenders on terms and conditions that the Board of Directors determines to be fair to the Fund and to all investors or persons holding Shares acquired from investors, or to one or more classes of investors, as applicable. When the Board of Directors determines that a Fund shall repurchase Shares, notice will be provided to investors describing the terms thereof, containing information investors should consider in deciding whether to participate in the repurchase opportunity and containing information on how to participate.

5.2	All payments by a Fund shall be made in the manner set forth in its Registration Statement.

Section 6 Duties of the Fund

6.1	Each Fund agrees that it will use its best efforts to maintain the effectiveness of the Registration Statement under the Securities Act. Each Fund further agrees to prepare and file any amendments to the Registration Statement as may be necessary and any supplemental data in order to comply with the Securities Act.

6.2	Each Fund is registered under the 1940 Act as a closed-end management investment company, and will use its best efforts to maintain such registration and to comply with the requirements of the 1940 Act. Each Fund further agrees to prepare and file any amendments to the Registration Statement as may be necessary and any supplemental data in order to comply with the 1940 Act.

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6.3	Each Fund agrees to file from time to time such amendments, reports and other documents as may be necessary in order that there will be no untrue statement of a material fact in its Registration Statement, or necessary in order that there will be no omission to state a material fact in its Registration Statement, which omission would make the statements therein misleading.

6.4	Notwithstanding any other provision hereof, a Fund may terminate, suspend, or withdraw the offering of Shares whenever, in its sole discretion, it deems to be desirable.

6.5	Subject to the possible suspension of the sale of Shares as provided herein, each Fund agrees to sell its Shares so long as it has Shares available.

6.6	Each Fund shall furnish the Distributor copies of all information, financial statements and other papers which the Distributor may reasonably request for use in connection with the distribution of Shares. Each Fund shall make available to the Distributor such number of copies of its Prospectus and annual and interim reports as the Distributor shall reasonably request.

6.7	At the Distributor’s request, a Fund will take such steps as may be necessary and feasible to qualify Shares for sale in states, territories or dependencies of the United States, the District of Columbia, and the Commonwealth of Puerto Rico, in accordance with the laws thereof, and to renew or extend any such qualification; provided, however, that the Fund shall not be required to qualify Shares or to maintain the qualification of Shares in any jurisdiction where it shall deem such qualification disadvantageous to the Fund. Any such notification may be withheld, terminated or withdrawn by a Fund at any time in its discretion. The Distributor shall furnish such information and other material relating to its affairs and activities as may be required by a Fund in connection with such notifications.

Section 7 Duties of the Distributor

7.1	The Distributor shall for all purposes herein provided be deemed to be an independent contractor and, unless expressly provided herein or otherwise authorized, shall have no authority to act for or represent the Funds in any way. The Distributor, by separate agreement with a Fund, may also serve such Fund in other capacities. The services of the Distributor to a Fund under this Agreement are not to be deemed exclusive, and the Distributor shall be free to render similar or other services to others so long as its services hereunder are not impaired thereby. The Distributor represents that it is a registered broker-dealer and a member in good standing of FINRA.

7.2	The Distributor shall have the right to enter into agreements with Dealers (“Dealer Agreements”) for the sale of Shares, provided that the applicable Fund shall approve the forms of such agreements. (Dealers are sometimes referred to in such agreements as sub-distribution agents.). Within the United States, the Distributor shall offer and sell Shares only through such Dealers as are members in good standing of FINRA or are institutions exempt from registration under applicable federal securities laws. Shares sold through Dealers shall be offered and sold by Dealers only at the offering price determined as set forth in the then current Registration Statement of the applicable Fund.

7.3	The Distributor shall devote reasonable time and effort to effect sales of Shares, but shall not be obligated to sell any specific number of Shares. Sales of the Shares shall be on the terms described in the applicable Registration Statement. The Distributor may enter into like arrangements with other investment companies so long as the performance of its obligations hereunder is not impaired thereby. The Distributor shall compensate the Dealers as set forth in the applicable Registration Statement.

7.4	In selling the Shares, the Distributor shall use its best efforts in all respects duly to conform with the requirements of all federal and state laws relating to the sale of such securities. Neither the Distributor nor any Dealer nor any other person is authorized by a Fund to give any information or to make any representations, other than those contained in the Registration Statement or Prospectus and any sales literature approved by officers of the Fund.

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7.5	The Distributor agrees to: (i) sell Shares only to an investor who is an “Eligible Investor” as that term is defined in the Registration Statement; (ii) obtain and comply with any investor certification requirements set forth in the applicable Fund’s Registration Statement; and (iii) impose the requirements set forth in (i) and (ii) of this paragraph as a condition of the sales activity of any firm or other person with whom the Distributor enters into a selling group arrangement with respect to the Shares.

7.6	The Distributor shall sell Shares of a Fund to or through qualified Dealers in such a manner, not inconsistent with the provisions hereof and the Fund’s Registration Statement, as the Distributor may determine from time to time, provided that no Dealer or other person shall be appointed or authorized to act as agent of the Fund without prior consent of the Fund.

7.7	The Distributor shall adopt and follow procedures, or cause a Fund’s agent to adopt or follow procedures, for the confirmation of sales to investors and Dealers, the collection of amounts payable by investors and Dealers on such sales and the cancellation of unsettled transactions, as may be necessary to comply with the requirements of Securities Exchange Act Rule 10b-10 and the rules of FINRA.

7.8	The Distributor and/or the Adviser may pay fees or concessions to Dealers, and may pay them to others in its discretion, in such amounts as the Distributor and/or the Adviser shall determine from time to time consistent with applicable regulations.

7.9	The Distributor will require each Dealer to conform to the provisions hereof and the Registration Statement with respect to the net asset value, as applicable, of a Fund’s Shares, and neither the Distributor nor any such Dealer shall withhold the placing of purchase orders so as to make a profit thereby.

7.10	The Distributor shall act as agent of each Fund in connection with the sale and repurchase of Shares. Except as otherwise provided in this Agreement, the Distributor shall act as principal with respect to all other matters relating to the promotion or the sale of Shares. The Distributor shall enter into agreements with Dealers to offer and sell shares to the public upon the terms and conditions set forth therein, which shall not be inconsistent with the terms of this Agreement. Each agreement with a Dealer shall provide that the Dealer agrees that it is acting as principal for the Dealer’s own account or as agent on behalf of the Dealer’s customers in all transactions in Shares (and not as agent of a Fund), except that in connection with orders for the purchase of Shares on behalf of any IRAs, 401(k) plans or other retirement plan accounts, by mail, telephone, or wire, the Dealer shall agree it acts as agent for the custodian or trustee of such plans.

7.11	The Distributor agrees to file with all necessary regulatory authorities, such as FINRA, the Securities and Exchange Commission (the “SEC”), the Commodity Futures Trading Commission (the “CFTC”) and the National Futures Association (the “NFA”) such advertising and sales literature as has been previously approved by the Funds. The Distributor agrees that it will have legal responsibility under all applicable laws, rules and regulations, including the rules and regulations of the SEC, FINRA, CFTC and NFA for the form and use of all advertising and sales literature for the Funds which the Distributor prepares, uses, approves for use and/or files with the SEC, FINRA, CFTC and/or NFA.

Section 8 Representation, Warranties and Covenants of the Funds

Each Fund hereby represents, warrants, and covenants to the Distributor (severally and not jointly) that:

8.1	The Fund has been duly formed under the laws of the State of Delaware and has the power and authority to effect the offering of its Shares and conduct its business as described in the Registration

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Statement. All necessary filings, consents and other actions necessary to qualify the offering of Shares in each applicable U.S. state and to conduct the business of the Fund as described in the Registration Statement have been, or will timely be, made or taken. The offering and sale of the Shares has been duly registered under the Securities Act.

8.2	The Fund engages in business as a closed-end, diversified management investment company and is registered as such under the 1940 Act and will maintain the effectiveness of its registration statements with the Securities and Exchange Commission.

8.3	The sale of Shares and the execution, delivery and performance of this Agreement and the Fund’s conduct of business as described in the Registration Statement will not result in the violation of any applicable law.

8.4	The Fund will use the proceeds from the sale of Shares for the purposes set forth in the Registration Statement.

8.5	Shares to be or which may be issued by the Fund have been duly authorized for issuance and sale and, when issued and delivered by the Fund will conform in all material respects to all statements relating thereto contained in the Registration Statement.

8.6	The Registration Statement and any selling materials prepared or approved by the Fund do not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. If, at any time after the commencement of the offering of Shares and prior to the termination of such offering, an event occurs that in the opinion of counsel to the Fund materially affects the Fund and that should be set forth in an amendment or supplement to the Registration Statement in order to make the statements in the Registration Statement not misleading, the Fund will notify the Distributor as promptly as practicable of the occurrence of such event and prepare and furnish to the Distributor copies of an amendment or supplement to the Registration Statement, in such reasonable quantities as it may request, for delivery to Distributor’s Subscribers and Dealers in order that the Registration Statement will not contain any untrue statement of any material fact or omit to state a material fact that in the opinion of such counsel is necessary to make the statements in the Registration Statement not misleading. If the Fund shall not propose such amendment or amendments and/or supplement or supplements within (15) days after receipt by the Fund of a written request from the Distributor to do so, the Distributor may, at its option, terminate this Agreement. The Fund shall not file any amendment to any Registration Statement or supplement to and prospectus or SAI without giving the Distributor reasonable notice thereof in advance; provided, however, that nothing contained in this Agreement shall in any way limit the Fund’s right to file at any time such amendments to any Registration Statement or supplement any prospectus or SAI as the Fund may deem advisable, such right being in all respects absolute and unconditional.

8.7	This Agreement has been duly authorized, executed and delivered by the Fund and, upon execution by the Distributor, will constitute a valid and binding agreement of the Fund.

8.8	Upon the Distributor’s request, and consistent with the Fund’s policy on selective disclosure, the Fund will make available to the Distributor any information pertaining to the Fund reasonably requested by any prospective investor.

8.9	The foregoing covenants and representations shall be true and correct as of the date hereof and for so long as the Agreement remains in effect and the Distributor’s Subscribers are invested in that Fund.

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Section 9 Representation, Warranties and Covenants of the Distributor

The Distributor hereby represents and warrants to each Fund as follows:

9.1	The Distributor will comply with all applicable laws and regulations in connection with its activities as distributor including, without limitation, all rules and regulations under the Securities Exchange Act of 1934, as amended, and the CEA.

9.2	The Distributor has full power and authority to enter into, and to perform its obligations under, this Agreement.

9.3	The execution of this Agreement by the Distributor has been validly authorized.

9.4	In selling Shares, the Distributor will solicit offers to buy Shares only in compliance with this Agreement and with the Registration Statement. Neither the Distributor nor any other persons authorized by the Distributor will give any information or make any representations, other than those contained in the Registration Statement and any other offering documents or sales literature specifically approved by officers of the applicable Fund.

9.5	The Distributor will distribute to each person to whom the Distributor has furnished a copy of the Registration Statement and/or other applicable written offering document any amendment or supplement thereto provided to the Distributor by the applicable Fund as may be applicable to such person.

9.6	The Distributor acknowledges that transfers of Shares (and their repurchase by a Fund) are restricted as described in the Registration Statement.

9.7	The Distributor represents that it has an anti-money laundering program in place reasonably designed to comply with Section 352 of the USA Patriot Act and FINRA Conduct Rule 3011. The Distributor’s anti-money laundering program includes: (i) customer identification policies and procedures; (ii) the designation of an Anti-Money Laundering Compliance Officer; (iii) recording-keeping and reporting practices in accordance with applicable law; (iv) reporting of suspicious activity to government authorities in accordance with applicable law; (v) anti-money laundering training; and (vi) independent testing for compliance. The Distributor will provide such periodic reports or certification to the Funds regarding this program as the Funds may reasonably request.

9.8	The Distributor maintains all licenses and registrations necessary under applicable law and regulations (including the rules of FINRA) to provide the services required to be provided by the Distributor under this Agreement.

Section 10 Indemnification

10.1

Each Fund individually and not jointly and severally agrees to indemnify, defend and hold the Distributor, its officers and members and any person who controls the Distributor within the meaning of Section 15 of the Securities Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any reasonable counsel fees incurred in connection therewith) which the Distributor, its officers, members or any such controlling person may incur under the Securities Act or under common law or otherwise, arising out of or based upon any untrue statement of a material fact contained in the Registration Statement or arising out of or based upon any alleged omission to state a material fact required to be stated therein necessary to make the statements in either thereof not misleading, except insofar as such claims, demands, liabilities or expenses arise out of or are based upon any such untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information furnished by the Distributor to the Fund for use in the Registration Statement; provided, however, that this indemnity agreement shall not inure to the benefit of any such officer, member or controlling person unless a court of competent jurisdiction shall determine in a final decision on the merits, that the person to be indemnified was not liable by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties, or by

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reason of its reckless disregard of its obligations under this Agreement (disabling conduct), or, in the absence of such a decision, a reasonable determination, based upon a review of the facts, that the indemnified person was not liable by reason of disabling conduct, by (a) a vote of a majority of a quorum of Directors or Directors who are neither “interested persons” of the Fund as defined in Section 2(a)(19) of the 1940 Act nor parties to the proceeding, or (b) an independent legal counsel in a written opinion. The Fund’s agreement to indemnify the Distributor, its officers and members and any such controlling person as aforesaid is expressly conditioned upon the Fund’s being promptly notified of any action brought against the Distributor, its officers or members, or any such controlling person, such notification to be given by letter or telegram addressed to the Fund at its principal business office. The Fund agrees promptly to notify the Distributor of the commencement of any litigation or proceedings against the Fund or any of its officers or directors in connection with the issue and sale of any Shares.

10.2	The Distributor agrees to indemnify, defend and hold each Fund, its officers and Directors and any person who controls the Fund, if any, within the meaning of Section 15 of the Securities Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending against such claims, demands or liabilities and any reasonable counsel fees incurred in connection therewith) which the Fund, its officers and Directors or any such controlling person may incur under the Securities Act or under common law or otherwise, but only to the extent that such liability or expense incurred by the Fund, its Directors or officers or such controlling person resulting from such claims or demands shall arise out of or be based upon any alleged untrue statement of a material fact contained in information furnished by the Distributor to the Fund for use in the Registration Statement or shall arise out of or be based upon any alleged omission to state a material fact in connection with such information required to be stated in the Registration Statement or necessary to make such information not misleading. The Distributor’s agreement to indemnify the Fund, its officers and Directors and any such controlling person as aforesaid, is expressly conditioned upon the Distributor’s being promptly notified of any action brought against the Fund, its officers and directors or any such controlling person, such notification being given to the Distributor at its principal business office. The Distributor agrees promptly to notify the Fund of the commencement of any litigation or proceedings against the Distributor or any of its officers or directors in connection with the issue and sale of any Shares.

Section 11 Duration and Termination of this Agreement

11.1	This Agreement shall become effective as of the date first above written and shall remain in force only so long as such continuance is specifically approved at least annually by (a) the Board of the Fund continuing this Agreement, or by the vote of a majority of the outstanding voting securities of such Fund, and (b) by the vote of a majority of those Directors of such Fund who are not parties to this Agreement or interested persons of any such parties and who have no direct or indirect financial interest in this Agreement or in any agreement related thereto (“Independent Directors”), cast in person at a meeting called for the purpose of voting upon such approval.

11.2	This Agreement may be terminated with respect to a Fund at any time, without the payment of any penalty, by a majority of the Independent Directors or by vote of a majority of the outstanding voting securities of the Fund, or by the Distributor, on sixty (60) days’ written notice to the other party. This Agreement shall automatically terminate in the event of its assignment.

11.3	The terms “affiliated person,” “assignment,” “interested person” and “vote of a majority of the outstanding voting securities”, when used in this Agreement, shall have the respective meanings specified in the 1940 Act.

Section 12 Amendments to this Agreement

This Agreement may be amended by the parties only if such amendment is specifically approved by (a) the Board of the Fund to which the amendment applies, or by the vote of a majority of the outstanding voting securities of such Fund, and (b) by the vote of a majority of the Independent Directors of such Fund cast in person at a meeting called for the purpose of voting on such amendment.

Section 13 Separate Agreement as to Funds

The amendment or termination of this Agreement with respect to any Fund shall not result in the amendment or termination of this Agreement with respect to any other Fund unless explicitly so provided.

Section 14 Governing Law

The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware as at the time in effect and the applicable provisions of the 1940 Act. To the extent that the applicable law of the State of Delaware, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year above written.

Grosvenor Securities, LLC

By:
Name:
Title:

On Behalf of Each Fund as listed on Exhibit A.

By:
Name:
Title:

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EXHIBIT A

Grosvenor Registered Multi-Strategy Fund (TI 1), LLC

Grosvenor Registered Multi-Strategy Fund (TI 2), LLC

Grosvenor Registered Multi-Strategy Fund (W), LLC

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